EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bit Digital, Inc. (formerly known as Golden Bull Limited) of our report dated July 29, 2020, with respect to our audits of the consolidated financial statements of Bit Digital, Inc. and subsidiaries as of and for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Very truly yours,

JLKZ CPA LLP

/s/ JLKZ CPA LLP
JLKZ CPA LLP
Flushing, New York

June 11, 2021